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                                                                    EXHIBIT 10.3


                                 PROMISSORY NOTE

$900,000.00                                                 Nashville, Tennessee
                                                                  August 9, 2001

         FOR VALUE RECEIVED, 1st National Processing, Inc., a Nevada corporation ("1st National"), T.A. Gillis and Leon D. Ladd (collectively, the "Obligor"), hereby jointly and severally promise to pay to iPayment Holdings, Inc., a Tennessee corporation (the "Holder"), the principal sum of Nine Hundred Thousand and No/100 Dollars ($900,000.00). The principal sum of Nine Hundred Thousand and No/100 Dollars ($900,000.00), together with interest accrued thereon at six percent (6%) per annum, shall be due and payable on the earlier of (i) an initial public offering by iPayment Holdings, Inc.; (ii) a sale of iPayment Holdings, Inc., including without limitation the sale of a significant portion of the assets or business of iPayment Holdings, Inc.; (iii) a Transfer or series of Transfers of 169,500 or more shares of iPayment Holdings, Inc. owned by 1st National; or (iv) August 1, 2005; provided that no payment shall be due under this Note (as hereinafter defined) unless the value of 678,000 shares, as adjusted for any stock splits, of iPayment Holdings, Inc., equals or exceeds the outstanding principal plus accrued but unpaid interest on the Note (as hereinafter defined) at the time of the applicable event referenced above. Payment of principal shall be made to Holder at 30 Burton Hills, Suite 520, Nashville, Tennessee 37215 or such other address as Holder may designate from time to time. Principal and interest accrued thereon shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         1. Definitions. The following words and terms when used in this Note shall have the meanings set forth below, unless the context or use indicates another or different meaning or intent, and such definitions and the other words and terms in this Note shall be equally applicable to the singular and plural as well as the masculine, feminine, and neuter, as the context requires.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of Nashville, Tennessee are authorized or obligated by law or executive order to close.

                  "Event of Default" means the occurrence of any of the following events:

                  (a) the failure of Obligor to make any scheduled payment of principal and interest due in connection with this Note within ten (10) days of the date on which such payment is due;


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                  (b) Obligor's assignment for the benefit of its creditors or
         Obligor's admission in writing of its inability to pay its debts generally as they become due or Obligor's consent to the appointment of a receiver, conservator, custodian, liquidator, or trustee of Obligor or of all or any part of its property;

                  (c) Obligor's filing of a petition in voluntary bankruptcy or Obligor's seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect or Obligor's consent to the filing of any petition against it under any such law;

                  (d) the appointment of a receiver, conservator, custodian, liquidator, or trustee of Obligor's or of all or any of the property of Obligor, and such appointment remains in effect for more than sixty
         (60) days;

                  (e) an order for relief is entered under the federal bankruptcy laws with respect to Obligor or any of the material property of Obligor is sequestered by court order and such order remains in effect for more than sixty (60) days; or

                  (f) a petition is filed against Obligor under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing.

                  "Note" means this Promissory Note.

                  "Person" means, whether or not capitalized, a natural person, a partnership, a corporation, an association, a limited liability company, a trust, a joint venture, a joint stock company, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

                  "Permitted Transferee" shall have the meaning set forth in the Price Protection Agreement.

                  "Pledge Agreement" means that certain Pledge and Security Agreement, dated August 9, 2001, among iPayment Holdings, Inc., a Tennessee corporation, and Leon D. Ladd.

                  "Price Protection Agreement" means that certain Price Protection and Purchase Agreement, dated August 9, 2001, by and among iPayment Holdings, Inc., a Tennessee corporation, First Nevada Holdings, Inc., a Nevada corporation formerly known as 1st National Processing, Inc., T.A. Gillis, Leon D. Ladd and James L. Miller.



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                  "Shares" shall have the meaning set forth in the Price
         Protection Agreement.

                  "Transfer" shall have the meaning set forth in the Price Protection Agreement.

         2. Prepayment. Obligor, at its option, may prepay this Note, in whole or in part, at any time and without prior notice, by paying Holder the principal amount to be repaid, without penalty or premium, together with any interest accrued thereon.

         3. Remedies for Event of Default.

              (a) If any Event of Default shall occur and be continuing, Holder may, by notice to Obligor, declare this Note and all liabilities of Obligor hereunder, to be immediately due and payable, and the same shall become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to Obligor, all of which are hereby waived.

              (b) In the event this Note is placed in the hands of an attorney for collection or enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Obligor agrees to pay all reasonable costs, including without limitation reasonable attorneys' fees, court costs and collection efforts, actually incurred by Obligor. Forbearance to exercise the remedies set forth herein with respect to any failure or breach of the Obligor shall not constitute a waiver by the Holder of any such remedies.

         4. Miscellaneous.

              4.1 Interest Rate. Regardless of any other provision of this Note or in any documents relating hereto, Holder shall not ever be entitled to receive, collect, reserve, or apply as interest on the principal of this Note any amount in excess of the maximum rate of interest allowable under applicable law or regulations, as amended or enacted from time to time, and if any Holder of this Note ever receives, collects, or applies as interest hereon any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and shall be treated as such, and if the principal is paid in full, any remaining excess shall forthwith be paid to the Obligor. In determining whether any interest paid or payable on the principal outstanding under this Note exceeds the maximum rate of interest allowable under applicable law, the Obligor and the Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest through the entire contemplated term hereof; provided, however, that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full actual period of existence thereof, and if the interest received for the actual period of existence thereof exceeds the maximum rate of interest allowable




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under the applicable law, the Holder shall either apply or refund to the Obligor the amount of such excess as herein provided, and in such event the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum rate of interest allowable under law.

         4.2 Notice. Any notice required by the provisions of this Note to be given to Holder or Obligor shall be (i) delivered personally, or mailed, certified mail, return receipt requested, postage prepaid, or delivered by nationally recognized overnight courier service to Holder at its address set forth above or to Obligor at the address set forth in the Pledge Agreement, or
(ii) transmitted by telex or facsimile transmission to the respective numbers of Holder or Obligor furnished in writing to the other party, and confirmed by certified mail, return receipt requested. Any such notice shall be deemed to have been given upon delivery, if delivered personally; three (3) days after mailing, if mailed; and one Business Day after delivery to the courier or after transmission, if delivered by overnight courier or transmitted by telex or facsimile transmission.

         4.3 Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of and shall not be utilized in interpreting this Note.

         4.4 Choice of Laws. This Note will be governed by and construed in accordance with the local laws of the State of Tennessee, in which state such indebtedness is incurred and in which this Note is made a delivered. Obligor and Holder hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America located in the State of Tennessee (the "Tennessee Courts") for any litigation arising out of or relating to this Note (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Tennessee Courts and agree not to plead or claim in any Tennessee Court that such litigation brought therein has been brought in an inconvenient forum.

         4.5 Amendment. All amendments to this Note, and any waiver or consent by the Holder, must be in writing and signed by the Holder and the Maker. Obligor and any endorser hereof hereby severally waive presentment, demand, notice of dishonor, protests and all other notices whatever, and agree that Holder may, without releasing the liability of Obligor, grant extensions or renewals of this Note, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.

         4.6 Extension. Obligor and any endorser hereof hereby severally waive presentment, demand, notice of dishonor, protests and all other notices whatever, and agree that Holder may, without releasing the liability of Obligor,





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grant extensions or renewals of this Note, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.

         4.7 Pledge. The obligations of Obligor pursuant to this Note are secured by collateral set forth in Pledge Agreement and may now or hereafter be secured by other pledges, assignments, security agreements, or other instruments of pledge. Neither this reference to the Pledge Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Obligor to pay the interest and unpaid principal amount of this Note when due hereunder.


         IN WITNESS WHEREOF, the undersigned has executed this Note this 9th day of August, 2001.


                                                 1ST NATIONAL PROCESSING, INC.


                                                 By:   /s/ T.A. Gillis
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                                 /s/ Leon D. Ladd
                                                 -------------------------------
                                                 Leon D. Ladd


                                                 /s/ T.A. Gillis
                                                 -------------------------------
                                                 T.A. Gillis

ATTEST:


   /s/ Christa Shook
-----------------------------
Secretary




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